UNIVERSAL BUSINESS PAYMENTS SOLUTIONS ACQUISITION CORPORATION $179 Million Business Combination with Electronic Merchant Systems JetPay AD Computer Investor Presentation July 2012 CONFIDENTIAL

2UNIVERSAL BUSINESS PAYMENT SOLUTIONS ACQUISITION CORPORATION Disclaimer This presentation is being presented by Universal Business Payme nt Solutions Acquisition Corporation (“UBPS”). Neither UBPS nor any of its respective affiliates makes any representation or warranty as to the accuracy or completeness of the information contained in this presentation. The sole purpose of the presentation is to assist persons in deciding whether they wish to proceed with a f urther review of the proposed transaction discussed herein and is not intended to be all -inclusive or to contain all the information that a person may desire in considering the proposed transaction discussed herein. It is not intended to form the basis of any investment decision or any other decision in respect of the proposed transaction. This presentation shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed transactions. This pres entation shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act of 1933, as amended.

3UNIVERSAL BUSINESS PAYMENT SOLUTIONS ACQUISITION CORPORATION Forward Looking Statements This presentation includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. UBPS ’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward looking statements as predi ctions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward -looking statements. These forward -looking statements include, without limitation, UBPS’s expectations with respect to future performance and anticipate d financial impacts of the proposed transaction, the satisfactio n of the closing conditions to the proposed transaction, and the timing of the completion of the proposed transaction. These forward-looking statements involve significant risks and uncertainties t hat could cause the actual results to differ materially from the expected results. Most of these factors are outside UBPS’s control and are difficult to predict. Factors that may cause s uch differences include, but are not limited to, those described under the heading “Risk Factors”in UBPS’s final prospectus, dated May 9, 2011. Other factors include the possibility that the transactions contemplated by a potentia l transaction agreement do not close, including due to the failu re of certain closing conditions. UBPS cautions that the foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in UBPS’s most recent filings with the Securities and Exchange Commissio n. All subsequent written and oral forward -looking statements concerning UBPS, a potential transaction agreement, the related transactions, or other matters and attributable to UBPS or any p erson acting on its behalf, are expressly qualified in their entirety by the cautionary statements above. UBPS cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. UBPS does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

4UNIVERSAL BUSINESS PAYMENT SOLUTIONS ACQUISITION CORPORATION Key Investment Messages Through this acquisition, UBPS is creating a “one-stop shop”business processing solution through the acquisition of three highly complementary companies Immediate savings through integration ~ platform for growth Highly profitable with a more attractive valuation than publiclyavailable peers Managed by a well-known executive in the payment processing industry with experience in integrating businesses and enhancing return on investment

5UNIVERSAL BUSINESS PAYMENT SOLUTIONS ACQUISITION CORPORATION Business Vision  UBPS’strategy and vision is to become the premiere provider of the full range of transaction processing services to small businesses – There are almost 10 million small businesses in the U.S. employing more than 70 million people ▪ Represents almost half of the U.S. workforce ▪ $4 trillion in revenue ▪ $2.1 trillion annual payroll ▪ 1/3 of the U.S. economy  Small businesses require five distinct payment transaction services – Payroll processing and related employee services – Debit and credit card processing / Accounts receivable processing and billing – Accounts payable / Procurement – Funding related to debit and credit card processing receipts – Stored value card products (PayCards, gift cards, others) for employees  Market for providing payment products for small businesses is highly fragmented – 1,800 payroll companies servicing 56 million small business employees with $2.5 trillion payroll – 1,000 merchant companies servicing 8 million establishments thataccept credit and debit cards

Vision Implementation

- **To launch our Vision, UBPS has agreed to terms with three companies (2011 numbers)**
  - *Electronic Merchant Systems ("EMS")*
    - Merchant Sales Company
      - $40MM Revenue; $9.8MM EBITDA; 16,000 Customers
  - *JetPay, LLC ("JetPay")*
    - Debit and Credit Card Processor
      - $17.5MM Revenue, $4.2MM EBITDA, 2,600 Customers (55,000 Outlets)
  - *AD Computer Corporation ("AD Computer")*
    - Payroll Company
      - $12.6MM Revenue, $3.0MM EBITDA, 4,800 Customers

- **Three solid "platform companies" within the merchant processing and payroll industry**
  - Plan is to integrate the platforms and add new products
  - New products and cross-sales should provide significant organic growth
  - "Roll-up" acquisitions in both payroll and merchant processing industries expected to follow
  - Platform scale will allow UBPS to make accretive acquisitions
  - Many companies in both industries are being squeezed with increased regulatory and security costs that are easily leveraged with scale

- **Combined 2012 UBPS will have $78.9MM Revenue, $20.8MM EBITDA, 26,000 Customers throughout the US**
  - Target acquisitions are complementary and the combined company is expected to benefit from revenue and cost synergies upon integration
    - Significant and immediate processing savings by routing transactions through JetPay instead of third party
    - Cross sell opportunities
    - New products and expansion of EMS' cash advance business

- **Ability to leverage Bipin Shah's expertise and relationships to accelerate growth and drive value creation**

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7UNIVERSAL BUSINESS PAYMENT SOLUTIONS ACQUISITION CORPORATION Transaction Overview  UBPS will acquire three companies in a transaction with an initial enterprise valuation of $172.2mm – Initial transaction consideration consists: – $104mm in cash – 6.3mm UBPS shares ($38mm valuation @ $6 per share) – Future guaranteed payments totaling $12mm ($10mm escrowed and due on 18 month anniversary of closing and $2mm due on two year anniversary) – Upon warrant redemption, additional consideration of $10mm cashand 2.5mm shares  Compelling transaction valuation ▪ 8.3x 2012E EBITDA and 6.1x 2013E EBITDA versus comps of 9.9x and8.9x ▪ 12.7x 2012 net income and 8.2x 2013E net income versus comps of 22.1x and 17.9x Expected to result in a well capitalized company poised to grow and consolidate fragmented industry

8UNIVERSAL BUSINESS PAYMENT SOLUTIONS ACQUISITION CORPORATION Transaction Valuation and Ownership (1) Assumes there are no redemptions from the trust account. (2) Includes $10 million EMS escrow. Transaction Valuation (1) Total Basic Shares 19,903,026 Per Share Held in Trust $6.08 Equity Value $121,010,398 Term Loan $55,000,000 Guaranteed Payments $12,000,000 Cash (2) ($15,800,000) Implied Enterprise Value $172,210,398 Implied Multiples TEV/EBITDA 2012E 8.3x TEV/EBITDA 2013E 6.1x P/E 2012E 12.7x P/E 2013E 8.2x 57% 11% 5% 17% 10% Basic Ownership (1) Public UBPS Management AD Computer EMS JetPay

9UNIVERSAL BUSINESS PAYMENT SOLUTIONS ACQUISITION CORPORATION Comparable Companies Price to Earnings Multiples Note: All data as of June 25, 2012 Source: CapitalIQ ▪ Other companies in the business processing industry include: ― Automatic Data Processing, Inc. (ADP) ― Global Payments Inc. (GPN) ― Heartland Payment Systems, Inc. (HPY) ― Paychex, Inc. (PAYX) ― Total System Services, Inc. (TSS) ― Vantiv, Inc. (VNTV) ▪ 12.7x 2012 net income and 8.2x 2013E net income versus comps of 22.1x and 17.9x 12.7x 20.9x 13.8x 25.7x 21.9x 20.7x 29.5x 0.0x 5.0x 10.0x 15.0x 20.0x 25.0x 30.0x UBPS ADP GPN HPY PAYX TSS VNTV P/E 2012E 8.2x 19.3x 12.1x 18.0x 20.8x 18.3x 18.9x 0.0x 5.0x 10.0x 15.0x 20.0x 25.0x 30.0x UBPS ADP GPN HPY PAYX TSS VNTV P/E 2013E

10UNIVERSAL BUSINESS PAYMENT SOLUTIONS ACQUISITION CORPORATION Comparable Companies EBITDA Metrics Note: All data as of June 25, 2012 Source: CapitalIQ (1) UBPS EBITDA data is actual full year 2011 on a post-combination basis. 24.3% 22.3% 22.8% 5.7% 42.6% 25.0% 27.0% 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% 30.0% 35.0% 40.0% 45.0% UBPS (1) ADP GPN HPY PAYX TSS VNTV LTM EBITDA Margins 8.3x 2012E EBITDA and 6.1x 2013E EBITDA versus comps of 9.9x and8.9x 28.3% - 0.4% 2.0% 10.6% 1.7% 11.1% 3.3% - 5.0% 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% 30.0% 35.0% UBPS (1) ADP GPN HPY PAYX TSS VNTV EBITDA CAGR (LTM - 2013E) 8.3x 11.6x 6.8x 10.3x 12.2x 9.0x 9.5x 0.0x 2.0x 4.0x 6.0x 8.0x 10.0x 12.0x 14.0x UBPS ADP GPN HPY PAYX TSS VNTV TEV/EBITDA 2012E 6.1x 10.7x 6.4x 7.8x 11.5x 8.2x 8.5x 0.0x 2.0x 4.0x 6.0x 8.0x 10.0x 12.0x 14.0x UBPS ADP GPN HPY PAYX TSS VNTV TEV/EBITDA 2013E

11UNIVERSAL BUSINESS PAYMENT SOLUTIONS ACQUISITION CORPORATION Investment Platform UBPS Business Combination Creates Platform Poised for Future Growth Attractive Valuation and Growth Potential Creates Platform to Further Consolidate Industry Attractive Vehicle for Investor and Targets Proven and Experienced Management Team UBPS Business Combination Creates Platform Poised for Future Growth  Creates competitor of scale in consolidating industry  Significant roll-up acquisition opportunities  Utilize UBPS public stock as acquisition currency  $3.5mm processing savings through JetPay  Cross-sell products to existing customers of three targets  Introduction of new products and services  UBPS to be led by Bipin Shah, one of the most tenured executives in the payroll and processing industry  Davidson drove development of strategy for top US, Canadian, Brazilian, and Argentinean acquirors  Five of UBPS’Board members were former members of Visa International Significant and Immediate Synergies and Cross-sell Opportunities  Compelling valuation -UBPS initially valued at 6.1x EBITDA and 8.2x P/E  Meaningful discount to public comps  Significantly higher growth potential than comps

12UNIVERSAL BUSINESS PAYMENT SOLUTIONS ACQUISITION CORPORATION UBPS Strategy –Using Integration for Value Creation UBPS intends to methodically pursue its growth strategy to create shareholder value  Develop “DashBoard” for Merchant financial management  Cross-sell payroll services to merchants and merchant services to payroll customers  Expand EMS’Cash Advance, Technology Hosting products  Introduce new products such Procurement, Payroll Gift, Corporate, and incentive cards  Utilize UBPS public stock as acquisition currency  Industry ripe for consolidation within payroll, processing and merchant businesses  Create a rival to the larger more established players within the industry  Internalize transaction processing  Integrate G&A (Insurance, Accounting, HR, etc.) Tuck-in Acquisitions Value Creation Initial Integration Cross-sell/New Product Introduction

Experienced and Proven Management Team

Bipin C. Shah
Chairman and CEO

- Payments and transaction processing visionary and current Chairman and CEO of UBPS
- Former CEO Genpass, Inc.; Former CEO Gensar, Inc.
- Former Vice Chair and COO of CoreStates Finanical Corporation
- Former Director of VISA USA and VISA International

Peter Davidson
CFO /CAO

- Current Chief Administrative Officer of UBPS; Responsible for Acquisitions and New Products
- Former EVP of Genpass; formerly with CoreStates Financial, HSBC and Speer & Associates

Dan Neistadt
President, EMS

- Current CEO of EMS
- Former EVP at KeyBank; MasterCard's Debit Access Committees; President of ETA.

Trent Voight
President, JetPay

- Current CEO of JetPay
- Former EVP of Vectrix; Former director at National Business Systems

Nick Antich
President, AD Computer

- Current CEO of AD Computer Corporation
- Founded company in 1971

Joel Serfass
President, Payroll Tax

- Founder of PTF
- CPA

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14UNIVERSAL BUSINESS PAYMENT SOLUTIONS ACQUISITION CORPORATION Credit Card Processing Industry  Credit Card Processing has traditionally been split between two businesses – Transaction Processing –managing the technical side of the transaction – Customer Management –owning the customer relationship  There are a small number of transaction processors that dominatethe processing side of the industry – First Data, Chase Paymentech, Vantiv, Elavon, Worldpay, Global Payments, Heartland, TSYS, Moneris, Intuit, Sage, JetPay are among the top 50 acquirers in 2010 ▪ Two of these platforms (First Data, Chase Paymentech) were developed by UBPS management ▪ Industry data does not allow separation of pure processing versus Customer Management transactions or revenues  While these entities perform most of the processing, no single entity mentioned above can claim “ownership”of more than 10% of the merchant outlets in the US – While First Data likely processes more than 50% of the merchant transactions in the US, the merchants they process are owned by major players like Wells Fargo, Suntrust, etc. – Together, JetPay and EMS, with more than 50K merchant locations and $7bn+ processed annually, would immediately be in the top 30 players in the US, with significant room to grow

15UNIVERSAL BUSINESS PAYMENT SOLUTIONS ACQUISITION CORPORATION Electronic Merchant Systems (“EMS”) Overview  Manages own Customer Service and Risk Management, but outsources front -end processing to TSYS (will move to JetPay saving ~$3.5MM annually)  EMS has been in business since 1987 –more than 24 years  Founder and Chairman: James Weiland (52 years)  CEO: Daniel Neistadt (former Keybank EVP)  16,000+ customers  8 Offices, 250+ employees, headquartered outside Cleveland, OH  Revenue per Employee -$160K  Ownership – James Weiland 85% – Other partners 15%  Terms – $105MM Total Valuation – Guaranteed Consideration: • Closing –$60MM in cash • Closing –$20MM in shares (3.333MM) • Owners receive $10MM cash upon 18-month anniversary – Contingent Consideration: • Will receive another $5MM Cash (funded by Warrants) and $10MM in shares (1.666MM) when Warrants redeemed EMS Financial Summary 2009A 2010A 2011A CAGR Total Revenue $28,407,545 $33,817,485 $39,958,372 18.6% EBITDA $3,367,814 $5,595,069 $9,832,928 70.9% % Margin 11.9% 16.5% 24.6% Key Ratios Transactions (000) 24,784 29,632 34,966 Sales Volumes (MM) $1,818 $2,008 $2,369

16UNIVERSAL BUSINESS PAYMENT SOLUTIONS ACQUISITION CORPORATION JetPay Overview  Top 10 Merchant Processor with both front -end and back-end systems as well as direct connection to the Card Associations –36th largest acquirer in 2010  JetPay, LLC has been in business for more than 10 years  Founder and CEO: Trent Voigt (48 years)  2,600 customers with 55,000 merchant outlets  50 employees in Carrolton, TX  Business deals directly with larger clients and is a wholesaler to smaller ISOs and agents  Revenue Per Employee -$376K  Ownership – Trent Voigt 100%  Terms – $50MM Total Valuation • Guaranteed Consideration: • Closing -$28MM in cash • Closing -$12MM in shares (2MM) – Contingent Consideration: • $5MM (.833MM shares)–paid when share price trades in excess of $8.00 for 60 consecutive days • $5MM cash bonus when warrants are redeemed – (funded by Warrants) JetPay Financial Summary 2009A 2010A 2011A CAGR Total Revenue $10,433,620 $15,607,980 $17,473,475 29.4% EBITDA $1,609,240 $3,474,680 $4,214,518 61.8% % Margin 15.4% 22.3% 24.1% Key Ratios Transactions (000) 15,300 34,000 38,096 Sales Volumes (MM) $2,245 $7,200 $8,067

17UNIVERSAL BUSINESS PAYMENT SOLUTIONS ACQUISITION CORPORATION  AD Computer has been in business for more than 35 years – Founder and CEO: Nick Antich (70 years) – 4,800 customers with 160,000 employees – 90 employees, all based in Allentown, PA – Processes payroll with a program written and maintained by AD Computer staff – Revenue per Employee -$140K AD Computer Corporation Overview  Ownership – Nick Antich and family 85% – Joel Serfass (CFO) 15%  Terms – $24MM Total Valuation • Closing -$16MM in cash • Closing -$6MM in shares (1MM) • Will receive another $2MM in cash at the end of Year 2 – All Consideration Guaranteed AD Computer Financial Summary 2009A 2010A 2011A CAGR Total Revenue $11,900,502 $12,282,059 $12,626,057 3.0% EBITDA $2,884,285 $2,955,706 $3,011,199 2.2% % Margin 24.2% 24.1% 23.8% Key Ratios (000) Trust Account Balance $34,151 $37,946 $44,413 Trust Account Revenue $479 $384 $299

18UNIVERSAL BUSINESS PAYMENT SOLUTIONS ACQUISITION CORPORATION Payroll Industry  Industry growth of payroll processing and services nationally will be consistent with the growth of employers and employees – From a revenue standpoint, payroll companies’primary growth is coming from employee services (benefits, 401K administration, insurance referrals, etc.)  Payroll processing for small businesses is bifurcated –there is a significant gap between the largest and other players – While there are some 10MM small business with more than one employee, ADP and Paychex service fewer than 20% of these employers (1) – Ceridian and Intuit are the next largest players (neither reports numbers of customers but we estimate it is less that 15% combined ) – This leaves at least 65% of the small business market for the other 1,800 payroll companies  It is also “market intelligence”that the larger payroll companies have significant attrition – Paychex attrition would have had a net loss of 3.5% of its 536,000 customers 2010-2011 without the acquisition of Sure Payroll’s 33,000 customers (1) – If ADP’s attrition rate is similar, there are at minimum 40,000 small businesses seeking a new payroll provider annually just from the top 20% of the market (1) ADP and PayChex Annual Reports 2010

19UNIVERSAL BUSINESS PAYMENT SOLUTIONS ACQUISITION CORPORATION Pro Forma Combined Financials 58% 25% 17% 2012 Revenue EMS JetPay AD Computer 59% 25% 16% 2012 EBITDA EMS JetPay AD Computer $0 $20,000,000 $40,000,000 $60,000,000 $80,000,000 $100,000,000 $120,000,000 $140,000,000 2009A 2010A 2011A 2012E 2013E 2014E Revenue Growth $0 $5,000,000 $10,000,000 $15,000,000 $20,000,000 $25,000,000 $30,000,000 $35,000,000 $40,000,000 $45,000,000 2009A 2010A 2011A 2012E 2013E 2014E EBITDA Growth

20UNIVERSAL BUSINESS PAYMENT SOLUTIONS ACQUISITION CORPORATION Pro Forma Financial Summary 0.0% 10.0% 20.0% 30.0% 40.0% 50.0% $0 $5,000,000 $10,000,000 $15,000,000 $20,000,000 $25,000,000 $30,000,000 2009A 2010A 2011A 2012E 2013E 2014E JetPay Revenue EBITDA EBITDA Margin 0.0% 10.0% 20.0% 30.0% 40.0% 50.0% $0 $10,000,000 $20,000,000 $30,000,000 $40,000,000 $50,000,000 $60,000,000 2009A 2010A 2011A 2012E 2013E 2014E EMS Revenue EBITDA EBITDA Margin 0.0% 10.0% 20.0% 30.0% 40.0% 50.0% $0 $2,000,000 $4,000,000 $6,000,000 $8,000,000 $10,000,000 $12,000,000 $14,000,000 $16,000,000 2009A 2010A 2011A 2012E 2013E 2014E AD Computer Revenue EBITDA EBITDA Margin 0.0% 10.0% 20.0% 30.0% 40.0% 50.0% $0 $20,000,000 $40,000,000 $60,000,000 $80,000,000 $100,000,000 $120,000,000 $140,000,000 2009A 2010A 2011A 2012E 2013E 2014E Combined Company Revenue EBITDA EBITDA Margin

21UNIVERSAL BUSINESS PAYMENT SOLUTIONS ACQUISITION CORPORATION EBITDA Bridge Analysis $20,744 $28,135 $2,000 $700 $741 $3,500 $1,800 ($1,350) $0 $5,000 $10,000 $15,000 $20,000 $25,000 $30,000 $35,000 2012E EBITDA Organic Growth Cross Sell New Products Processing Synergies Tuck In Acquisitions Corporate Overhead/C losing Costs 2013E EBITDA ($ in thousands)$

22UNIVERSAL BUSINESS PAYMENT SOLUTIONS ACQUISITION CORPORATION Historical Financial Summary and Use of Capital Cash Sources and Uses at Closing ($ in thousands) Cash Sources Cash Held in Trust $68,808 Term Loan $55,000 Total Cash Sources $123,808 Cash Uses AD Computer Acquisition $16,000 EMS Acquisition $60,000 JetPay Acquisition $28,000 EMS Escrow $10,000 Estimated Fees and Expenses $4,000 Cash to Balance Sheet $5,808 Total Cash Uses $123,808 Financial Summary 2009A 2010A 2011A 2012E 2013E 2014E Revenue $50,741,667 $61,707,524 $70,057,904 $78,922,938 $96,150,229 $131,224,774 % Growth - 21.6% 13.5% 12.7% 21.8% 36.5% Gross Profit $35,176,643 $41,870,308 $47,270,284 $53,004,662 $61,746,841 $76,675,720 % Margin 69.3% 67.9% 67.5% 67.2% 64.2% 58.4% EBITDA $7,861,339 $12,025,455 $17,058,645 $20,744,248 $28,133,944 $39,541,122 % Margin 15.5% 19.5% 24.3% 26.3% 29.3% 30.1% Net Income $4,387,477 $7,067,980 $10,204,007 $9,552,669 $14,723,618 $22,301,178 % Margin 8.6% 11.5% 14.6% 12.1% 15.3% 17.0%

23UNIVERSAL BUSINESS PAYMENT SOLUTIONS ACQUISITION CORPORATION Key Takeaways Transaction creates a company of scale in a consolidating industry UBPS expects on a pro-forma basis that the combined company will have $78.9 million in revenue and $20.8 million EBITDA in CY 2012 Immediately accretive bottom-line benefit due to scale and cost savings More attractive valuation than publicly-traded peers Company to be led by payment processing innovator, Bipin Shah